UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 2, 2016

REDtone Asia, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-129388	71-098116
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number

12 Floor, Hualin  Building, Caoxi Road, Xuhui District, 200235 Shanghai, PRC
(Address of Principal Executive Offices, Including Zip Code)

(86) 61032230
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Otl'icers
On  November l, 2016, both  Mr  Wei Chuan  Beng and  Mr  Lau  Bik  Soon  submitted  their resignation as Directors from the Company. Their decision to resign is not the result of any claim against,  dispute,  or  issue  wiith  the  Company.  Mr  Wei  Chuan  Beng  also  resigned  as Chief Executive Officer of the Company with immediate effect.
On Novembcr l, 201 6, Ms Ng Hui Nooi submitted her resignation  as Chief  Financial  Officer from the Company. Her decision to resign is not the result of any claim against, dispute, or issue with the Company.
On November 1, 201 6,  the  Board  of  Directors  of  REDtone Asia, Inc.  (the  "Company"), appointed Mr Chan Wa Faat to serve on the Board of Directors of the Company.  Mr Chan  Wa Faat was also appointed  to serve as Chief Executive Officer and Chief  Financial Officer of the Company.
Mr Chan  Wa Faat, age  44,  is the sole Director,  Chief Executive Officer  and Chief  Financial Officer of the Company. He has been engaged  in computer software industry after his graduation. He has worked  in  DATA DPS  (Hong Kong Branch), VMS Technology Ltd. (Hong Kong Branch). In 200l, he has  been relocated to Shanghai, China to develop the hotel interface system business in mainland China. He began his career to expand telephone billing system, voicemail system, the hotel one-click  system, and other services in mainland China. Mr Chan graduated from University of Jinan, Guangdong Province, China with a degree in Computer Science.

SlGNATURES
In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REDTONE ASIA, INC.

By:      /s/ Chan Wa Faat
Name: Chan Wa Faat
Title:   Chief Executive Officer